                                                         Exhibit No. EX-99.g.1.v

                                    AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY   10004

August 14, 2006

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

     RE:  AMENDMENT  TO  MULTIPLE  SERVICES  AGREEMENT  EFFECTIVE  MAY  9,  1997
          SCHEDULES B1 AND F TO REFLECT THE ADDITION OF SERIES,  NAME CHANGES TO
          SERIES AND ELIMINATION OF SERIES

Dear Sirs:

We refer to the Multiple  Services  Agreement  effective May 9, 1997 (the "MSA")
between  Morgan  Stanley Trust  Company,  which was succeeded by JPMorgan  Chase
Bank, and The UBS Funds.

     The parties hereby agree as follows:

     1.   "Schedule  B1 - List of  Series of The UBS  Funds as last  amended  on
          March 27, 2006" IS REPLACED in its entirety  with  "Schedule B1 - List of  Series  of The UBS  Funds as last  amended  on  August  14,  2006"
          attached hereto.

     2.   "Schedule F - Fee  Schedule for The UBS Funds as last amended on March
          27, 2006" IS REPLACED in its entirety with  "Schedule F - Fee Schedule for The UBS Funds as last amended on August 14, 2006" attached hereto.

     The MSA, as amended by this letter amendment,  shall continue in full force and effect.

     Please  evidence  your  acceptance  of the terms of this  letter by signing below and returning one copy to  ________________________,  J.P. Morgan Investor
Services Co., 73 Tremont, Boston, MA 02108.

                                                    Very truly yours,

                                                    JPMORGAN CHASE BANK

                                                    By: ______________________
                                                    Name:
                                                    Title: [Vice President]

Accepted and Agreed:

THE UBS FUNDS

By: ______________________
Name: Joseph Malone
Title: Treasurer and Principal Accounting Officer

                                   SCHEDULE B1

                         LIST OF SERIES OF THE UBS FUNDS

                         AS LAST AMENDED AUGUST 14, 2006

UBS U.S. Bond Fund
UBS High Yield Fund
UBS U.S. Large Cap Equity Fund
UBS U.S. Large Cap Value Equity Fund
UBS U.S. Large Cap Growth Fund
UBS U.S. Small Cap Equity Fund
UBS U.S. Small Cap Growth Fund
UBS U.S. Real Estate Equity Fund
UBS Global Allocation Fund
UBS Global Equity Fund
UBS Global Bond Fund
UBS International Equity Fund
UBS Emerging Markets Debt Fund
UBS Emerging Markets Equity Fund
UBS Dynamic Alpha Fund
UBS Absolute Return Bond Fund
UBS U.S. Mid Cap Growth Equity Fund
UBS U.S. Equity Alpha Fund

                                   SCHEDULE F

                         FEE SCHEDULE FOR THE UBS FUNDS

                         AS LAST AMENDED AUGUST 14, 2006

                 ACCOUNTING, ADMINISTRATION, TRANSFER AGENCY AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE

1.   On an annual basis,  0.25 basis points of the average weekly U.S. assets of the Customer and 5.25 basis points of the average weekly non-U.S.  assets of the
Customer,  32.50 basis  points of the average  weekly  emerging  markets  equity assets of the  Customer  and 1.90 basis  points of the average  weekly  emerging markets debt assets of the Customer.

There will be an annual fee of $25 for each  shareholder  account within The UBS
Funds.

An  additional  fee of 7.50  basis  points  will be charged  for  administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund  exceed  its  expense  cap.  Please see below for the  expense  caps of each fund  within The UBS Funds,  excluding  all loads and 12(b)-1 fees:

FUND EXPENSE CAP

UBS Global Equity Fund                    100 basis points
UBS Global Bond Fund                      90 basis points
UBS U.S. Large Cap Equity Fund            105 basis points
UBS U.S. Large Cap Value Equity Fund      85 basis points
UBS U.S. Large Cap Growth Fund            80 basis points
UBS U.S. Small Cap Equity Fund            115 basis points
UBS U.S. Small Cap Growth Fund            103 basis points
UBS U.S. Real Estate Equity Fund          105 basis points
UBS U.S. Bond Fund                        60 basis points
UBS High Yield Fund                       95 basis points
UBS Emerging Markets Debt Fund            115 basis points
UBS International Equity Fund             100 basis points
UBS Emerging Markets Equity Fund          160 basis points
UBS Dynamic Alpha Fund                    110 basis points
UBS Absolute Return Bond Fund             85 basis points
UBS U.S. Mid Cap Growth Equity Fund       120 basis points
UBS U.S. Equity Alpha Fund                125 basis points (also excluding
                                          securities loan fees and dividend
                                          expense for securities sold short.

                                   SCHEDULE F
                          as amended on August 14, 2006

NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by UBS Global Asset Management  (Americas) Inc.
Fees are to be  charged  ONLY  where  actual  non-UBS  Global  Asset  Management
(Americas)  Inc.-sponsored  investment  company or series  securities  are held.
Assets of a series  which are  invested in another UBS Global  Asset  Management
(Americas)  Inc.-sponsored  investment company or series shall not be counted in determining  whether or not the  charging  of the 7.50 basis  points  charge for administrative  duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

[For  purposes  of this  Schedule  F, the  "average  weekly  U.S.  assets of the customer"  means the average  weekly  U.S.  assets  custodied  within the United
States of the Customer as calculated by the  Accounting  Agent for the month for which the  statement  reflecting  the  charges for a given  month  relates.  For purposes  of this  Schedule  F,  the  "average  weekly  non-U.S.  assets  of the customer"  means the average weekly balance of countries  included in the Morgan
Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S.  Government
Bond Index  (including  assets with a country of issue of the European  Economic
Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the  Accounting  Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this
Schedule F, the "average weekly emerging  markets equity assets of the customer"
means the average weekly balance of the countries  included in the International
Finance  Corporation  Global Index (excluding  countries  included in the Morgan
Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S.  Government
Bond Index,  but  including  assets with a country of issue in the local  market contained in such index that are held in Euroclear or CEDEL)  custodied  outside the United States of the Customer's  emerging markets equity funds as calculated by the  Accounting  Agent for the month for which the statement  reflecting  the charges for a given month relates. For purposes of this Schedule F, the "average weekly  emerging  markets debt assets of the customer"  means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index
Plus custodied outside the United States of the Customer's emerging markets debt funds (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the  Accounting
Agent for the month for which the statement  reflecting  the charges for a given month relates.]

Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant,  administrator,  transfer agent and custodian with the exception of the following.

                                   SCHEDULE F

                          as amended on August 14, 2006

The Customer will be billed  directly by Other Parties for the following  direct
Customer expenses or transaction charges:

(1)  taxes;

(2)  salaries and other fees of officers  and  directors  who are not  officers,
          directors,   shareholders  or  employees  of  Other  Parties,  or  the
          Customer's investment adviser;

(3)  SEC and state Blue Sky registration and qualification  fees, levies,  fines and other charges;

(4)  EDGAR filing fees;

(5)  independent public accountants;

(6)  insurance premiums including fidelity bond premiums;

(7)  outside legal expenses;

(8)  costs of maintenance of corporate existence;

(9)  expenses  of  typesetting  and  printing  of  prospectuses  for  regulatory purposes and for distribution to current shareholders of the Customer;

(10) expenses of printing  and  production  costs of  shareholders'  reports and proxy statements and materials;

(11) trade association dues and expenses; and

(12) travel and lodging  expenses of the  Customer's  directors and officers who are not directors, officers and/or employees of Other Parties.

Customer will not be billed directly for any direct Customer Expenses or pay any other direct  Customer  expenses,  unless the payment of such direct expenses is agreed to in writing by Customer.

2.   Upon  termination of the provision of services under this Agreement  before the  end of any  month,  the fee for the  part  of the  month  before  such termination  or the date after  which the  provision  of  services  ceases, whichever is later,  shall be prorated  according to the  proportion  which such part bears to the full  monthly  period and shall be payable  upon the date of such  termination  or the date  after  which the  provision  of the services ceases, whichever is later.